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                                                                  Exhibit No. 11

                Statement of Computation of Earnings Per Share



                                                                               Six Months
                                                        ----------------------------------------------------------
(In thousands,                                                June 30, 1994                    June 30, 1993
   except per share data)                              -----------------------------     -------------------------
                                                                          Earnings                        Earnings
                                                       Shares             Per Share      Shares          Per Share
                                                       ------             ---------      ------          ---------
PRIMARY EARNINGS PER SHARE

  Average shares outstanding                           79,461                            76,437
  Common stock equivalents for
   stock options                                          456                               566
                                                       ------                            ------
    Primary Earnings per share                         79,917              $1.04         77,003           $0.94
                                                       ======              =====         ======           =====


FULLY DILUTED EARNINGS PER SHARE

  Average shares outstanding                           79,461                            76,437
  Common stock equivalents for
   stock options and convertible
   debentures                                             665                               836
                                                       ------                            ------
    Fully diluted earnings per share                   80,126              $1.04         77,273           $0.93
                                                       ======              =====         ======           =====




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